SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2005

WHOLE FOODS MARKET, INC.
(Exact name of registrant as specified in its charter)

Texas (State of incorporation)	0-19797 (Commission File Number)	74-1989366 (IRS Employer Identification Number)

550 Bowie Street
Austin, Texas 78703
(Address of principal executive offices)

Registrant's telephone number, including area code: (512) 477-4455

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act

[_]	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        Avram Goldberg, a member of our board of directors since 1994, did not stand for re-election at our annual meeting held on April 4, 2005 and accordingly has now retired from our board of directors. Whole Foods Market appreciates his record of distinguished service and contribution to our company.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHOLE FOODS MARKET, INC.

Date: April 4, 2005	By:	/s/ Glenda Flanagan Glenda Flanagan Executive Vice President and Chief Financial Officer

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